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                                                                   EXHIBIT 4.01


                                     INTUIT

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                            CUSIP 461202 10 3
                                                         SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS AND LEGENDS

THIS CERTIFIES THAT


                                    SPECIMEN


is the owner of


            FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $0.01 PER SHARE, OF

                                  INTUIT INC.

transferable on the books of the Corporation by the holder in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officer.

                              CERTIFICATE OF STOCK

        SPECIMEN                                          SPECIMEN

     PRESIDENT AND                            VICE PRESIDENT, GENERAL COUNSEL
CHIEF EXECUTIVE OFFICER                                AND SECRETARY


                                     [SEAL]
                                  INTUIT INC.
                                  INCORPORATED
                                  FEBRUARY 1,
                                      1993
                                    DELAWARE

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     The Corporation is authorized to issue Common Stock and Preferred Stock.
The Board of Directors of the Corporation has authority to determine the authorized number of shares of each series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.

     This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in a Rights Agreement between Intuit Inc. and American Stock Transfer & Trust Company, dated as of May 1, 1998, as such may subsequently be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Intuit Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Intuit Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in
Section 11(a)(ii) of the Rights Agreement, Rights beneficially owned by any person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other persons shall become null and void.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ______________________ Custodian____________________________
                         (Cust)                         (Minor)
                   under Uniform Gifts to Minors
                   Act___________________________________________
                                    (State)

    Additional abbreviations may also be used though not in the above list.

For value received,_______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated _________________________________

_________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED:



_________________________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-18.